UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2009

MANTRA VENTURE GROUP LTD.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53461
(Commission File Number)

26-0592672
(IRS Employer Identification No.)

1205 – 207 West Hastings Street
Vancouver, British Columbia, Canada V6B 1H7
(Address of principal executive offices)

(604) 609 2898
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 28, 2009, Mantra Venture Group Ltd. (“Mantra”) entered into an agreement with 3M to undertake a project to further develop Mantra’s electroreduction of carbon dioxide (ERC) technology with input from 3M.

The project will evaluate certain parts and materials proposed by 3M and evaluate their suitability for inclusion in Mantra’s ERC system. It will also investigate a new approach to carbon dioxide capture, purification and concentration. Mantra and 3M will develop a plan to test and evaluate various 3M products in the ERC process, including a possible collaboration agreement and supply agreement.

Mantra and 3M estimate that the project will take four months to complete with a total budget of approximately $96,400. The two companies have agreed to share the cost of the project equally, as well as ownership of all jointly-conceived intellectual property pursuant to United States laws governing inventorship.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Development Agreement with 3M dated October 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2009	MANTRA VENTURE GROUP LTD.
(Registrant)

By: /s/ Larry Kristof
Larry Kristof
President, Chief Executive Officer, Director